Report of Independent Registered
 Public Accounting Firm

To the Shareholders and Board of
Trustees of
Money Market Obligations Trust:

In planning and performing our audits
 of the financial statements of
 Federated Automated
Government Money Trust, Federated
Trust for U.S. Treasury Obligations,
 Federated
Liberty U.S. Government Money Market
Trust, Federated Money Market Management,
Federated Automated Cash Management
Trust, Federated Master Trust, Federated
Capital Reserves Fund, Federated
Government Reserves Fund and
 Federated Municipal
Trust (collectively, the "Funds")
(nine of the portfolios constituting
 Money Market
Obligations Trust) as of and for
the year ended July 31, 2010, in
 accordance with the
standards of the Public Company
 Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose
of expressing our opinion on the
 financial statements and to comply
 with the
requirements of Form N-SAR, but
 not for the purpose of expressing
 an opinion on the
effectiveness of the Funds' internal
 control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is
responsible for establishing and
maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs
of controls. A company's internal
 control over financial reporting
is a process designed to
provide reasonable assurance
 regarding the reliability of
 financial reporting and the
preparation of financial statements
 for external purposes in
 accordance with generally
accepted accounting principles.
 A company's internal control
over financial reporting
includes those policies and
 procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately
 and fairly reflect the transactions
 and dispositions of the
assets of the company; (2) provide
reasonable assurance that transactions
are recorded as
necessary to permit preparation of
financial statements in accordance
with generally
accepted accounting principles, and
 that receipts and expenditures of
the company are
being made only in accordance with
authorizations of management and
directors of the
company; and (3) provide reasonable
 assurance regarding prevention or
 timely detection
of unauthorized acquisition, use or
 disposition of a company's assets
that could have a
material effect on the financial statements.
Because of its inherent limitations,
 internal control over financial
 reporting may not
prevent or detect misstatements. Also,
 projections of any evaluation of
 effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of
changes in conditions, or that the
 degree of compliance with the policies
 or procedures
may deteriorate.


A deficiency in internal control over
 financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency,
 or a combination of deficiencies, in
internal control
over financial reporting, such that
 there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily
disclose all
deficiencies in internal control that
might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in
 the Funds' internal control over
 financial reporting
and its operation, including controls
over safeguarding securities, that we
consider to be a
material weakness as defined above as
 of July 31, 2010.

This report is intended solely for the
 information and use of management
and the Board
of Trustees of the Funds and the
 Securities and Exchange Commission
 and is not
intended to be and should not be
 used by anyone other than these specified parties.


Ernst & Young LLP


Boston, Massachusetts
September 20, 2010